Exhibit 99.1
Cable One Reports First Quarter 2026 Results
April 30, 2026 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended March 31, 2026.

	Three Months Ended March 31,
(dollars in thousands)	2026	2025	$ Change	% Change
Revenues	$352,957	$380,601	$(27,644)	(7.3)%
Net income	$35,774	$2,607	$33,167	NM
Net profit margin	10.1%	0.7%
Cash flows from operating activities	$118,220	$116,332	$1,888	1.6%
Adjusted EBITDA(1)	$183,348	$202,712	$(19,364)	(9.6)%
Adjusted EBITDA margin(1)	51.9%	53.3%
Capital expenditures	$68,424	$71,130	$(2,706)	(3.8)%
Adjusted EBITDA less capital expenditures(1)	$114,924	$131,582	$(16,658)	(12.7)%
“What’s become clear to me early on is that Cable One has all the right building blocks in place, including a resilient business model, a high-capacity network, strong local market positions and the ability to generate meaningful cash flow,” said Jim Holanda, Chief Executive Officer of Cable One. “Our focus now is on sharpening execution across the business, particularly in how we go to market, retain customers and simplify our product offering, to translate these strengths into improved performance and long-term value creation.”
First Quarter 2026 Summary:
•Total revenues were $353.0 million in the first quarter of 2026 compared to $380.6 million in the first quarter of 2025, with $10.0 million of the decrease attributable to a decline in residential video revenues.
•Residential data revenues were $213.6 million in the first quarter of 2026 compared to $225.1 million in the first quarter of 2025, a decrease of $11.6 million, or 5.1%, year-over-year. Residential data revenues declined $6.1 million, or 2.8%, on a sequential quarterly basis.
•Business data revenues for the first quarter of 2026 were $56.3 million, a decrease of $1.0 million, or 1.8%, year-over-year.
•Net income was $35.8 million and $2.6 million in the first quarter of 2026 and 2025, respectively. Adjusted EBITDA was $183.3 million in the first quarter of 2026 compared to $202.7 million in the first quarter of 2025. Net profit margin was 10.1% and Adjusted EBITDA margin was 51.9% in the first quarter of 2026.
•Net cash provided by operating activities was $118.2 million in the first quarter of 2026 compared to $116.3 million in the first quarter of 2025. Adjusted EBITDA less capital expenditures was $114.9 million in the first quarter of 2026 compared to $131.6 million in the first quarter of 2025.
•The Company completed its previously announced fiber-to-the-tower contract sale for $42.0 million in cash, the proceeds of which were used to accelerate debt repayment.

•The Company paid down an aggregate $90.6 million principal amount of debt during the first quarter of 2026, consisting of repurchases of $33.7 million aggregate principal amount of senior notes, $27.4 million of term loan prepayments, $25.0 million of revolver credit facility ("Revolver") paydowns and $4.4 million of scheduled amortization payments.

NM = Not meaningful.
(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.
First Quarter 2026 Financial Results Compared to First Quarter 2025
Revenues were $353.0 million in the first quarter of 2026 compared to $380.6 million in the first quarter of 2025. Residential data revenues decreased $11.6 million, or 5.1%, year-over-year due primarily to a decrease in residential data subscribers, partially offset by a 0.8% increase in average revenue per unit ("ARPU"). Residential video revenues decreased $10.0 million, or 19.8%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by rate adjustments enacted during 2025. Business data revenues decreased $1.0 million, or 1.8%, year-over-year.
Net income was $35.8 million in the first quarter of 2026 compared to $2.6 million in the prior year quarter. The year-over-year increase was due primarily to a $26.6 million gain on sale of fiber-to-the-tower contract rights and $32.9 million of lower equity investment losses, partially offset by a decrease in revenues. Net profit margin was 10.1% in the first quarter of 2026 compared to 0.7% in the prior year quarter.
Adjusted EBITDA was $183.3 million and $202.7 million for the first quarter of 2026 and 2025, respectively. Adjusted EBITDA margin was 51.9% in the first quarter of 2026 compared to 53.3% in the prior year quarter.
Net cash provided by operating activities was $118.2 million in the first quarter of 2026 compared to $116.3 million in the first quarter of 2025. Capital expenditures for the first quarter of 2026 totaled $68.4 million compared to $71.1 million for the first quarter of 2025. Adjusted EBITDA less capital expenditures for the first quarter of 2026 was $114.9 million compared to $131.6 million in the prior year quarter.
Liquidity and Capital Resources
At March 31, 2026, the Company had $165.6 million of cash and cash equivalents on hand compared to $152.8 million at December 31, 2025. The Company’s debt balance was $3.12 billion and $3.21 billion at March 31, 2026 and December 31, 2025, respectively. The Company had $550.0 million of borrowings and $700.0 million available for borrowing under the Revolver as of March 31, 2026. The Company's weighted average cost of debt was 3.7% for the first quarter of 2026.
The Company borrowed $575.0 million under the Revolver to retire its $575.0 million convertible notes in March 2026.
The Company voluntarily repurchased $33.7 million aggregate principal amount of outstanding senior notes and prepaid $27.4 million aggregate principal amount of outstanding term loan borrowings during the first quarter of 2026, recognizing $9.8 million of gains on debt extinguishments.

The Company's capital expenditures by category for the three months ended March 31, 2026 and 2025 were as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Customer premise equipment(1)	$19,550	$16,568
Commercial(2)	2,969	5,177
Scalable infrastructure(3)	7,279	9,182
Line extensions(4)	14,339	14,521
Upgrade/rebuild(5)	4,184	3,399
Support capital(6)	20,103	22,282
Total	$68,424	$71,130

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the first quarter of 2026 on Thursday, April 30, 2026, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-833-461-5787 (International: 1-585-542-9983) and using the access code 220734119. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from April 30, 2026 until May 28, 2026 at ir.cableone.net.

Additional Information Available on Website

The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.

Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income plus net interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, net equity method investment (income) loss, executive search and transition costs, MBI integration costs, net other (income) expense and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. Executive search and transition costs consist of expenses incurred in connection with changes in executive leadership, including make-whole payment, severance and other separation benefits, and costs related to executive search and onboarding. MBI integration costs consist of expenses for planning and implementing system conversion, rebranding, employee-related costs (including severance and retention), and other professional fees incurred in connection with the integration of MBI. These costs are associated with discrete events and are incremental to normal, recurring, operating expenses and as such, are excluded from Adjusted EBITDA. Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and any special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.
Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do–it’s who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price payable pursuant to the put option associated with the remaining equity interests in Mega Broadband Investments Holdings LLC (“MBI”) which was exercised on January 2, 2026 (such purchase price, the “Put Price”) and the anticipated timeline to consummate such transaction, the Company's ability and sources of capital to fund the Put Price, MBI’s future indebtedness and the Company's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 26, 2026 (the "2025 Form 10-K"):
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors, including the potential impacts of changes in trade policy and tariffs;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the exercise of the Put option associated with the remaining equity interests in MBI and the acquisition and integration of MBI;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•impairments of intangible assets and goodwill;
•legislative or regulatory efforts to impose new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to pay dividends;
•our reduced stock price;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company's ability to successfully transition to its new Chief Executive Officer;
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in the 2025 Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2026	2025	Change	% Change
Revenues:
Residential data	$213,571	$225,121	$(11,550)	(5.1)%
Residential video	40,769	50,805	(10,036)	(19.8)%
Residential voice	6,509	7,044	(535)	(7.6)%
Business data	56,288	57,293	(1,005)	(1.8)%
Business other	14,238	16,883	(2,645)	(15.7)%
Other	21,582	23,455	(1,873)	(8.0)%
Total Revenues	352,957	380,601	(27,644)	(7.3)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	93,885	99,851	(5,966)	(6.0)%
Selling, general and administrative	87,187	95,414	(8,227)	(8.6)%
Depreciation and amortization	82,494	85,465	(2,971)	(3.5)%
(Gain) loss on asset sales and disposals, net	2,785	4,196	(1,411)	(33.6)%
Total Costs and Expenses	266,351	284,926	(18,575)	(6.5)%
Income from operations	86,606	95,675	(9,069)	(9.5)%
Interest expense, net	(30,269)	(34,463)	4,194	(12.2)%
Other income (expense), net	22,960	(1,412)	24,372	NM
Income before income taxes and equity method investment income (loss), net	79,297	59,800	19,497	32.6%
Income tax provision	(19,421)	(203)	(19,218)	NM
Income before equity method investment income (loss), net	59,876	59,597	279	0.5%
Equity method investment income (loss), net	(24,102)	(56,990)	32,888	(57.7)%
Net income	$35,774	$2,607	$33,167	NM

Net Income per Common Share:
Basic	$6.29	$0.46	$5.83	NM
Diluted	$6.12	$0.46	$5.66	NM
Weighted Average Common Shares Outstanding:
Basic	5,685,897	5,633,810	52,087	0.9%
Diluted	6,083,488	5,644,766	438,722	7.8%

Unrealized gain (loss) on cash flow hedges and other, net of tax	4,076	(14,986)	19,062	(127.2)%
Comprehensive income (loss)	$39,850	$(12,379)	$52,229	NM

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$165,601	$152,769
Accounts receivable, net	50,365	58,578
Prepaid and other current assets	84,390	95,238
Total Current Assets	300,356	306,585
Equity investments	589,978	613,841
Property, plant and equipment, net	1,780,771	1,784,201
Intangible assets, net	1,947,089	1,974,359
Goodwill	840,826	840,826
Other noncurrent assets	70,609	68,541
Total Assets	$5,529,629	$5,588,353

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$131,564	$143,058
Deferred revenue	21,459	22,731
Current portion of long-term debt	18,197	593,535
Total Current Liabilities	171,220	759,324
Long-term debt	3,088,092	2,600,392
Deferred income taxes	769,101	769,924
Other noncurrent liabilities	22,418	25,075
Total Liabilities	4,050,831	4,154,715

Commitments and contingencies

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,672,182 and 5,635,219 shares outstanding as of March 31, 2026 and December 31, 2025, respectively)	62	62
Additional paid-in capital	688,128	681,866
Retained earnings	1,370,327	1,334,553
Accumulated other comprehensive income (loss)	23,526	19,450
Treasury stock, at cost (503,217 and 540,180 shares held as of March 31, 2026 and December 31, 2025, respectively)	(603,245)	(602,293)
Total Stockholders' Equity	1,478,798	1,433,638
Total Liabilities and Stockholders' Equity	$5,529,629	$5,588,353

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$35,774	$2,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	82,494	85,465
Amortization of debt discount and issuance costs	3,009	2,445
Equity-based compensation	7,564	11,311
Gain on debt extinguishments	(9,833)	—
Change in deferred income taxes	(2,548)	(18,571)
(Gain) loss on asset sales and disposals, net	2,785	4,196
Gain on sale of fiber-to-the-tower contract rights	(26,635)	—
Equity method investment (income) loss, net	24,102	56,990
Fair value adjustments	13,889	4,611
Changes in operating assets and liabilities:
Accounts receivable, net	6,311	9,755
Prepaid and other current assets	(475)	(19,671)
Accounts payable and accrued liabilities	(12,309)	(16,651)
Deferred revenue	(437)	(261)
Other	(5,471)	(5,894)
Net cash provided by operating activities	118,220	116,332

Cash flows from investing activities:
Capital expenditures	(68,424)	(71,130)
Change in accrued expenses related to capital expenditures	561	3,639
Proceeds from sales of property, plant and equipment	846	233
Proceeds from sales of equity investments	1,112	10,702
Proceeds from sale of fiber-to-the-tower contract rights	42,000	—
Net cash provided by (used in) investing activities	(23,905)	(56,556)

Cash flows from financing activities:
Proceeds from long-term debt borrowings	575,000	—
Debt repayments	(655,531)	(44,815)
Payment of withholding tax for equity awards	(952)	(2,272)
Dividends paid to stockholders	—	(17,232)
Net cash used in financing activities	(81,483)	(64,319)

Change in cash and cash equivalents	12,832	(4,543)
Cash and cash equivalents, beginning of period	152,769	153,631
Cash and cash equivalents, end of period	$165,601	$149,088

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$25,072	$31,386
Cash paid for income taxes, net of refunds received	$4,620	$21,994

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands)	2026	2025	$ Change	% Change
Net income	$35,774	$2,607	$33,167	NM
Net profit margin	10.1%	0.7%

Plus: Interest expense, net	30,269	34,463	(4,194)	(12.2)%
Income tax provision	19,421	203	19,218	NM
Depreciation and amortization	82,494	85,465	(2,971)	(3.5)%
Equity-based compensation	7,564	11,311	(3,747)	(33.1)%
Severance and contract termination costs	—	328	(328)	(100.0)%
Acquisition-related costs	1,645	1,432	213	14.9%
(Gain) loss on asset sales and disposals, net	2,785	4,196	(1,411)	(33.6)%
System conversion costs	628	4,305	(3,677)	(85.4)%
Equity method investment (income) loss, net	24,102	56,990	(32,888)	(57.7)%
Executive search and transition costs	905	—	905	NM
MBI integration costs	721	—	721	NM
Other (income) expense, net	(22,960)	1,412	(24,372)	NM
Adjusted EBITDA	$183,348	$202,712	$(19,364)	(9.6)%
Adjusted EBITDA margin	51.9%	53.3%

Less: Capital expenditures	$68,424	$71,130	$(2,706)	(3.8)%
Capital expenditures as a percentage of net income	191.3%	2,728.4%
Capital expenditures as a percentage of Adjusted EBITDA	37.3%	35.1%

Adjusted EBITDA less capital expenditures	$114,924	$131,582	$(16,658)	(12.7)%

NM = Not meaningful.

	Three Months Ended March 31,
(dollars in thousands)	2026	2025	$ Change	% Change
Net cash provided by operating activities	$118,220	$116,332	$1,888	1.6%
Capital expenditures	(68,424)	(71,130)	2,706	(3.8)%
Interest expense, net	30,269	34,463	(4,194)	(12.2)%
Amortization of debt discount and issuance costs	(3,009)	(2,445)	(564)	23.1%
Income tax provision	19,421	203	19,218	NM
Changes in operating assets and liabilities	12,381	32,722	(20,341)	(62.2)%
Gain on debt extinguishments	9,833	—	9,833	NM
Change in deferred income taxes	2,548	18,571	(16,023)	(86.3)%
Acquisition-related costs	1,645	1,432	213	14.9%
Severance and contract termination costs	—	328	(328)	(100.0)%
System conversion costs	628	4,305	(3,677)	(85.4)%
Fair value adjustments	(13,889)	(4,611)	(9,278)	201.2%
Executive search and transition costs	905	—	905	NM
MBI integration costs	721	—	721	NM
Gain on sale of fiber-to-the-tower contract rights	26,635	—	26,635	NM
Other (income) expense, net	(22,960)	1,412	(24,372)	NM
Adjusted EBITDA less capital expenditures	$114,924	$131,582	$(16,658)	(12.7)%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of March 31,
(in thousands, except percentages and ARPU data)	2026	2025	Change	% Change
Passings(1)	2,847.0	2,849.0	(2.0)	(0.1)%

Residential Customers	907.0	970.1	(63.1)	(6.5)%

Data PSUs	887.1	945.0	(57.9)	(6.1)%
Video PSUs	78.0	101.3	(23.2)	(22.9)%
Voice PSUs	53.6	64.6	(11.0)	(17.0)%
Total residential PSUs	1,018.8	1,110.8	(92.1)	(8.3)%

Business Customers	106.5	105.0	1.5	1.4%

Data PSUs	98.5	99.8	(1.3)	(1.3)%
Video PSUs	4.4	6.4	(1.9)	(30.2)%
Voice PSUs	37.4	38.0	(0.6)	(1.6)%
Total business services PSUs	140.3	144.1	(3.9)	(2.7)%

Total Customers	1,013.5	1,075.1	(61.6)	(5.7)%
Total non-video	931.4	964.9	(33.5)	(3.5)%
Percent of total	91.9%	89.7%		2.2%

Data PSUs	985.6	1,044.8	(59.2)	(5.7)%
Video PSUs	82.5	107.6	(25.1)	(23.4)%
Voice PSUs	91.0	102.6	(11.6)	(11.3)%
Total PSUs	1,159.0	1,255.0	(95.9)	(7.6)%

Penetration
Data	34.6%	36.7%		(2.1)%
Video	2.9%	3.8%		(0.9)%
Voice	3.2%	3.6%		(0.4)%

Share of First Quarter Revenues
Residential data	60.5%	59.1%		1.4%
Business services	20.0%	19.5%		0.5%
Total	80.5%	78.6%		1.9%

ARPU - First Quarter
Residential data(2)	$79.51	$78.84	$0.67	0.8%
Residential video(2)	$167.98	$162.30	$5.68	3.5%
Residential voice(2)	$39.60	$35.58	$4.02	11.3%
Business services(3) (4)	$219.62	$234.48	$(14.86)	(6.3)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)Passings represent the estimated number of serviceable and marketable homes and businesses passed by the Company's active plant based on available information. Beginning in the third quarter of 2025, the Company began using an external reporting service for determining reported passings. The service provider generates updated counts biannually, during the first and third quarters of each year. Therefore, going forward the Company's reported passings for the second and fourth quarters of the year will remain unchanged from the preceding sequential quarter. Passings as of March 31, 2026 reflect certain refinements to the service provider's counting methodology.
(2)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(3)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.
(4)In March 2026, the Company sold certain fiber-to-the-tower contract rights for cash proceeds of $42.0 million. Such contracts generated $9.0 million of business data revenues during 2025.